Exhibit 99.1 Resignation Notice from Angus Davis, dated September 20, 2019.

RESIGNATION AS A DIRECTOR

OF

WYTEC INTERNATIONAL, INC.

A Nevada Corporation

I hereby resign as a director of Wytec International, Inc., a Nevada corporation, for personal reasons, effective September 20, 2019. I have enjoyed my tenure as a director of the Company.

/s/ Angus Davis

Angus Davis, resigning Director